SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            SPEIZMAN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

        [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
            or Item 22(a)(2) of Schedule 14A.
        [ ] $500 per each party to the controversy pursuant to Exchange Act
            Rule 14a-6(i)(3).
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         (2)   Aggregate number of securities to which transactions applies:

         -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculate dand state how it was determined):

         -----------------------------------------------------------------------

         (4)   Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         (5)   Total fee paid:

         -----------------------------------------------------------------------

         [X]   Fee paid previously with preliminary materials.

         [ ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

         -----------------------------------------------------------------------

         (2)   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         (3)   Filing party:

         -----------------------------------------------------------------------

         (4)   Date filed:

         -----------------------------------------------------------------------

                           SPEIZMAN INDUSTRIES, INC.

                              508 West Fifth Street

                         Charlotte, North Carolina 28202

                 ---------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 19, 1996
                 ---------------------------------------------

To the Stockholders of Speizman Industries, Inc.:

          The Annual Meeting of Stockholders of Speizman Industries, Inc. (the "Company") will be held on Tuesday, November 19, 1996, at 11:00 a.m., at the offices of the Company, 508 West Fifth Street, Charlotte, North Carolina for the following purposes:

         1. To elect a Board of Directors of five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

         2. To approve an amendment to the Speizman Industries, Inc. Nonqualified Stock Option Plan (the "Plan") to increase the maximum number of shares of the Company's common stock, par value $0.10 per share, available for issuance thereunder from 145,000 to 290,000 and to make certain other changes to the Plan in accordance with recent amendments to Rule 16b-3 under the Securities Exchange Act of 1934, as amended;


         3. To adopt an amendment to the Company's Certificate of Incorporation, to increase the authorized number of shares of the Company's common stock, par value $0.10 per share, from 6,000,000 to 20,000,000;


         4. To ratify the appointment of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 28, 1997; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

          Only stockholders of record as of the close of business on September 30, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                           By order of the Board of Directors,

                                           JOSEF SKLUT

                                           Secretary

Charlotte, North Carolina
October 21, 1996


                             YOUR VOTE IS IMPORTANT

         REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL ASSURE THAT A QUORUM IS PRESENT AT THE MEETING AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                            SPEIZMAN INDUSTRIES, INC.

                              508 West Fifth Street
                         Charlotte, North Carolina 28202

                              --------------------
                                 PROXY STATEMENT
                              --------------------

                   PROXY SOLICITATION AND GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Speizman Industries, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on November 19, 1996, at 11:00 a.m., at the offices of the Company, 508 West Fifth Street, Charlotte, North Carolina, and at any adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed proxy were first mailed to the Company's stockholders on or about October 21, 1996.


         Only stockholders of record at the close of business on September 30, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. On the Record Date, 3,262,866 shares of the Company's common stock, par value $.10 per share ("Common Stock"), having one vote each, were issued and outstanding.

         The accompanying proxy is for use at the Meeting if a stockholder does not attend the Meeting in person or wishes to have his shares voted by proxy even if he attends the Meeting. All shares of Common Stock represented at the Meeting by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in accordance with the directions given therein. If no such directions are given, the shares of Common Stock so represented will be voted FOR the nominees for election as directors named in this Proxy Statement, FOR the approval of the proposed amendments to the Speizman Industries, Inc. Nonqualified Stock Option Plan, FOR the adoption of the proposed amendment to the Company's Certificate of Incorporation and FOR the ratification of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 28, 1997. Any stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or an executed proxy having a later date, or by attending the Meeting and electing to vote in person.

         The Company will bear the entire cost of the solicitation of proxies, including the reimbursement of brokers, banks and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to the beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by officers and employees of the Company by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $4,000, plus reimbursement of expenses.

         A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy to constitute the quorum needed for the transaction of business at the Meeting. Shares that are withheld as to voting with respect to one or more of the nominees for election as a director, abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum.

         A plurality of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the election of directors. The approval of the proposed amendments to the Company's Nonqualified Stock Option Plan requires the affirmative vote of the holders of a majority of such shares. The approval of the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The ratification of the appointment of independent auditors requires the affirmative vote of a majority of the votes cast at the Meeting. With respect to the election of directors, votes may be cast in favor of, or withheld as to, one or more of the nominees for election as director. With respect to the other matters to be voted on, votes may be cast in favor of or against a matter or stockholders may abstain from voting. Votes that are withheld in the election of directors will have no effect on the outcome of such election. With regard to the proposed amendments to the Company's Nonqualified Stock Option Plan and the proposed amendment to the Company's Certificate of Incorporation, abstentions and broker non-votes will have the same effect as votes against either such proposal. Abstentions and broker non-votes will have no effect on the vote with respect to the election of directors or the ratification of the independent auditors. Votes at the Meeting will be tabulated by the Company's transfer agent as independent voting inspector.

         All references in this Proxy Statement to fiscal years are to the Company's 52- or 53-week fiscal year ending on the Saturday closest to June 30. Fiscal 1994, and 1995 and 1996 each contained 52 weeks and ended on July 2, 1994, July 1, 1995 and June 29, 1996, respectively. Fiscal 1993 contained 53 weeks and ended on July 3, 1993. Fiscal 1997 contains 52 weeks and will end on June 28, 1997.

                              ELECTION OF DIRECTORS

         The Board of Directors has nominated the five persons named below for election as directors at the Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company's Bylaws provide that the Company's Board of Directors shall consist of one or more directors and that the Board of Directors has the power to determine the number of directors (when not determined by the stockholders) and to fill vacancies on the Board of Directors. The number of directors is presently fixed at five. Each of the five nominees named below is presently serving as a director and has consented to have his name appear as a nominee in this Proxy Statement and to serve as a director of the Company if elected. Should any nominee become unable to serve as a director, shares of Common Stock represented at the Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director.

         The following information is provided concerning the five nominees for election as directors of the Company:

          Robert S. Speizman   Mr. Speizman, 56, has served as
                               President of the Company since November 1976.
                               From 1969 to October 1976, Mr. Speizman served as
                               Executive Vice President of the Company. Mr.
                               Speizman has been a director of the Company since
                               1967 and Chairman of the Board of Directors since
                               July 1987.

         Josef Sklut           Mr. Sklut, 67, has served as Vice
                               President-Finance of the Company since 1978, as Secretary of the Company since 1977, as Treasurer of the Company since 1969 and as a director of the Company since 1977.

          Steven P. Berkowitz  Mr. Berkowitz, 55, has served as a
                               director of the Company since February 1992. Mr. Berkowitz has served as President and a director of the Center for Contemporary Art, Ltd., an art gallery owned by him, since September 1987. In addition, Mr. Berkowitz has served as Chairman of the Board of Directors of the Marwen Foundation, a nonprofit foundation, since December 1987. From 1968 to September 1988, Mr. Berkowitz served as Chief Executive Officer, President and Chairman of the Board of Directors of Silvestri Corporation, a company owned by him that imported and distributed decorative accessories and Christmas decorations.

          William Gorelick     Mr. Gorelick, 61, has served as a
                               director of the Company since March 1993. From
                               May 1956 to June 1991, Mr. Gorelick was employed by Capitol Finance Group, Inc., a consumer finance company, and its subsidiary companies, and served these companies in various capacities including as a director, Treasurer, Secretary, Vice President and President. Since April 1991,
                               Mr. Gorelick has served as President and/or a director of CPP Holdings, Inc. and its subsidiary company, Capitol Premium Plan, Inc., an insurance premium finance company in which he has a substantial interest. Since November 1991, Mr.
                               Gorelick has held a substantial interest in, and has served as President, Treasurer, director and/or partner of, Title Insurance Services
                               Corporation, Atlantic Title Insurance Company and
                               Atlantic Assurance Company. These companies underwrite title insurance policies and sell appraisal and abstract services to consumer lenders. In addition, Mr. Gorelick is a partner in several real estate partnerships.

          Scott C. Lea         Mr. Lea, 64, has served as a director of
                               the Company since May 1993. Mr. Lea also serves as a director of Lance, Inc. and in April 1996 was elected Chairman of the Board of Directors of Lance, Inc. Mr. Lea was a private investor from January 1992 to March 1996. From September 1974 to December 1991, Mr. Lea was employed by Rexham
                               Industries (formerly Rexham Corp.), a
                               manufacturer of packaging, technical coatings and laminates. While at Rexham, Mr. Lea served in various capacities, including as President, Chief
                               Executive Officer and a director from

                               September 1974 to April 1989, and as Chairman of the Board of Directors from April 1989 to December 1991.

         All directors of the Company are elected annually to serve until the next annual stockholders' meeting following their election and until their successors are elected and qualified. The Company's executive officers are elected annually by the Board of Directors to serve until their successors are elected and qualified. The Company is not a party to an employment agreement with either of its executive officers. There are no family relationships among any of the directors and executive officers of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

            CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

         In fiscal 1996, the Board of Directors held four meetings and took action by unanimous written consent six times. The Board of Directors presently has an Audit Committee, a Compensation Committee and a Stock Option Committee, but has no standing nominating committee. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's independent auditors and reviewing all conflict of interest situations. The Compensation Committee is responsible for determining the salaries, bonuses and all other compensation, other than pursuant to the Company's equity-based plans, of the executive officers of the Company. The Stock Option Committee is responsible for administering the Company's equity-based plans including, to the extent applicable or allowable with regard to a plan or an option thereunder, the designation of persons to whom options may be granted, the type and time of an option and the number of shares of Common Stock subject thereto. The Stock Option Committee, the Audit Committee and the Compensation Committee are each presently comprised of Mr. Berkowitz, Mr. Gorelick and Mr. Lea. Mr. Lea is the Chairman of the Audit Committee, Mr. Berkowitz is the Chairman of the Compensation Committee and Mr. Gorelick is Chairman of the Stock Option Committee. In fiscal 1996, the Audit Committee and the Compensation Committee each held one meeting, and the Stock Option Committee held two meetings. In fiscal 1996, all of the directors attended all of the meetings of the Board of Directors and the above committees on which they serve except for Mr. Gorelick, who was unable to attend one meeting of the Board of Directors, and the meeting of the Audit Committee and of the Compensation Committee, and Mr. Lea, who was unable to attend one meeting of the Board of Directors.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date (or such different date as is indicated below) by (i) each director of the Company and each nominee for election as a director who beneficially owns Common Stock, (ii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group. The stockholders named below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them, except as expressly disclosed to the contrary.

                                        SHARES BENEFICIALLY PERCENT OF SHARES
          NAME                                OWNED            OUTSTANDING
          ----                            ---------------     -----------
Robert S. Speizman                           731,603(1)          21.9
Josef Sklut                                   44,750(2)           1.3
Steven P. Berkowitz                           46,200(3)           1.4
William Gorelick                              20,500(4)            *
Scott C. Lea                                   5,500(5)            *
Dimensional Fund Advisors Inc.               180,400(6)           5.6
Heartland Advisors, Inc.                     344,600(7)          10.7
All executive officers and directors
   as a group (5 persons)                    848,553             25.3

-------------
* Less than 1%

(1) Includes 26,650 shares of Common Stock held by Mr. Speizman's spouse as custodian for one of his children, as to which he disclaims beneficial ownership, and 69,304 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1996. Mr. Speizman's address is 508 West Fifth Street, Charlotte, North Carolina 28202.

(2) Includes 600 shares of Common Stock owned of record by Mr. Sklut's spouse, as to which he disclaims beneficial ownership, and 41,650 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1996.

(3) Includes 500 shares of Common Stock subject to an option that becomes exercisable in December 1996.

(4) Includes 5,000 shares of Common Stock owned by Mr. Gorelick's spouse and 500 shares of Common Stock subject to an option that becomes exercisable in December 1996.

(5) Represents shares of Common Stock owned by a revocable trust of which Mr. Lea and his family members are beneficiaries and 500 shares of Common Stock subject to an option that becomes exercisable in December 1996.

(6) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 180,400 shares of Common Stock as of June 30, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles of qualified employees benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares of Common Stock. Dimensional has sole dispositive power with respect to all such shares and sole voting power with respect to 122,900 of such shares. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group, Inc., (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 28,600 additional shares which are owned by the Fund and 28,900 shares which are owned by the Trust, which shares are included in the 180,400 shares of Common Stock with respect to which Dimensional has sole dispositive power. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7) As of September 30, 1996, Heartland Advisors, Inc. ("Heartland"), beneficially owned 344,600 shares of Common Stock. Heartland has sole dispositive power with respect to all such shares and sole voting power with respect to 333,000 of such shares. Heartland's address is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information for fiscal 1994, 1995 and 1996 with respect to the compensation awarded to or earned by the Company's executive officers.

                                          SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    AWARDS
                                                            ANNUAL               ------------
                                                         COMPENSATION              SECURITIES
                                                      ------------------           UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR       SALARY        BONUS         OPTIONS/SARS      COMPENSATION
                                                        ($)        ($)(1)              (#)             ($)
----------------------------              ------      -------     --------        ------------      -------------
Robert S. Speizman,
  President                                1996       245,000             0          91,663/0        76,390(2)
                                           1995       245,000       187,252          22,222/0        60,664(2)
                                           1994       244,988       530,208               0/0        61,035(2)
Josef Sklut,
  Vice President-Finance,
  Secretary and Treasurer                  1996       108,462             0          14,500/0         1,085(3)
                                           1995        98,000        37,450           7,500/0           980(3)
                                           1994        98,000       106,041               0/0           980(3)



---------------
 (1) Represents amounts paid under the Company's Executive Bonus Plan, originally adopted by the Board of Directors in February 1990. Under the plan, for the periods presented, the Company's President and Vice President-Finance received a cash bonus equal to 5% and 1%, respectively, of the first $1.0 million of the Company's consolidated income before taxes and before executive officer bonuses, and 10% and 2%, respectively, of such income over $1.0 million. No such bonuses are payable under the plan to the extent that their accrual would decrease the Company's income before taxes to less than $500,000. No bonuses were payable under the plan for fiscal 1996.



(2) Represents the Company's contribution of $2,248, $1,602 and $2,310 in fiscal 1994, 1995 and 1996, respectively, to the account of Mr. Speizman under the Company's 401(k) Profit Sharing Plan and payments of aggregate premiums of $58,787, $59,062 and $74,080 in fiscal 1994, 1995 and 1996, respectively, on split dollar life insurance policies on the life of Mr. Speizman (the increase in the amount of premiums paid in fiscal 1996 was not attributable to an increase in the amount of the policies).


(3) Represents contributions by the Company to the account of Mr. Sklut under the Company's 401(k) Profit Sharing Plan.

OPTION TABLES

         The following table sets forth certain information with respect to options granted to the Company's executive officers in fiscal 1996 under the Company's 1991 Incentive Stock Option Plan (the "1991 Plan") and NonQualified Stock Option Plan (the "Plan").

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS



                                      PERCENT OF
                                         TOTAL                                            POTENTIAL REALIZABLE
                                        OPTIONS/                                            VALUE AT ASSUMED
                                         SARS                                             ANNUAL RATES OF STOCK
                            OPTIONS/   GRANTED TO   EXERCISE                               PRICE APPRECIATION
                             SARS      EMPLOYEES     OR BASE                                 FOR OPTION TERM
                            GRANTED    IN FISCAL      PRICE          EXPIRATION          -----------------------
NAME                         (#)        YEAR (3)      ($/SH)            DATE             5%($)            10%($)
----                        -------    ----------   ---------     -----------------      -----           -------
Robert S.Speizman(1)        33,333       18.1%        3.3000      November 16, 2000      30,391           67,155
Robert S.Speizman(1)        19,830       10.8%        3.4375      February 26, 2001      18,833           41,616
Robert S.Speizman(2)        38,500       21.0%        3.0000      November 16, 2005      72,637          184,077
Josef Sklut (2)             14,500        7.9%        3.0000      November 16, 2005      27,357           69,328


------------
(1) Represents options granted under the 1991 Plan. The exercise price of the options granted under the 1991 Plan is the fair market value of the Common Stock on the date of grant or 110% of such value for persons who control 10% of the outstanding Common Stock on that date. The options have a date of grant of November 1995 and February 1996 and become exercisable in cumulative increments of 20%, 50%, 80% and 100% on the first, second, third and fourth anniversaries, respectively, of the date of grant so long as employment with the Company continues. The options are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

(2) Represents options granted under the Plan. The exercise price of the options granted under the Plan in fiscal 1996 was the fair market value of the Common Stock on the date of grant. The options have a date of grant of November 1995 and become exercisable in cumulative increments of 20%, 50%, 80% and 100% on the first, second, third and fourth anniversaries, respectively, of the date of grant so long as employment with the Company continues. The options granted are not intended to qualify as "incentive stock options" under Section 422 of the Code. Pursuant to the Plan, the Stock Option Committee of the Board of Directors may, among other things, in its discretion and in accordance with the terms thereof, (i) in the event of a change of control as defined therein, accelerate the exercisability of, and authorize cash settlement payments in respect of, outstanding options under the Plan and (ii) allow payment of the exercise price of an option to be made in Common Stock.

(3) Options to purchase an aggregate of 183,663 shares of Common Stock were granted to employees of the Company in fiscal 1995 under the 1991 Plan and the Plan, of which 57.8% were granted to Mr. Speizman and Mr. Sklut. Of the options granted to employees of the Company in fiscal 1996, an option to purchase 36,250 shares of Common Stock was granted to each of Bryan D. Speizman and Mark A. Speizman, both of whom are sons of Robert S.
     Speizman and employees of the Company.

         The following table sets forth certain information with respect to the value of unexercised options to purchase shares of Common Stock held by the Company's executive officers at the end of fiscal 1996. No options were exercised by these individuals during fiscal 1996.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                         NUMBER OF
                                        SECURITIES          VALUE OF
                                        UNDERLYING         UNEXERCISED
                                       UNEXERCISED        IN-THE-MONEY
                                       OPTIONS/SARS       OPTIONS/SARS
                                     AT FISCAL YEAR-     AT FISCAL YEAR-
                                           END (#)          END ($)(1)
                                     ---------------     ---------------
                                       EXERCISABLE/       EXERCISABLE/
NAME                                  UNEXERCISABLE       UNEXERCISABLE
-----                                ---------------     ---------------
Robert S. Speizman                    67,981/120,397     92,914/128,123

Josef Sklut                            36,500/20,500      97,566/21,750



---------------
    (1) Represents the excess of the fair market value of the Common Stock on June 29, 1996 of $4.50 over the weighted average exercise price of the options outstanding multiplied by the number of shares of Common Stock subject to such options.


COMPENSATION OF DIRECTORS

           Each director who is not an officer or employee of the Company is paid $1,000 for each meeting of the Board of Directors that he attends and is reimbursed for out-of-pocket expenses incurred in connection with attending the meeting.

           Under the Company's Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), each non-employee director of the Company, as defined in the Directors' Plan, is automatically granted a nonqualified stock option to purchase 1,000 shares of the Common Stock on December 1st of each year, beginning December 1, 1995. Such options become exercisable in cumulative increments of 50% and 100% beginning on the first and second anniversaries, respectively, of the date of grant, if the non-employee director remains a non-employee director on such dates. Options granted under the Directors' Plan expire 10 years from the date of grant and within limited periods of time, as specified in the Directors' Plan, following such time as a director ceases to be a non-employee director within the meaning of such plan. The exercise price for all options granted under the Directors' Plan is the fair market value on the date of grant. Such options are treated as nonqualified stock options for federal income tax purposes. Under the Directors' Plan, on December 1, 1995, Mr. Berkowitz, Mr. Gorelick and Mr. Lea were each granted an option to purchase 1,000 shares of Common Stock having an exercise price of $2.875 per share.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMLOYMENT ARRANGEMENTS AND
CHANGE-IN-CONTROL ARRANGEMENTS

          The Company currently has no employment agreement with either
Mr. Speizman or Mr. Sklut and has no plan or arrangement with either such executive officer which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

          The Company and Mr. Sklut are parties to a deferred compensation agreement dated February 9, 1972, as amended, that provides, subject to certain exceptions, for the Company's payment to Mr. Sklut of certain amounts upon the termination of his employment, as follows: (i) 180 monthly payments of $8,648 to Mr. Sklut or his designated beneficiary if Mr. Sklut continues in the employment of the Company until he reaches the age of 70 years and retires, (ii) 180 monthly payments of up to $9,342 to Mr. Sklut's designated beneficiary if Mr. Sklut dies while employed by the Company before he reaches the age of 70 and
(iii) 180 monthly payments of up to $8,648 to Mr. Sklut or his designated beneficiary if Mr. Sklut's employment is terminated (including a termination by reason of disability) before he reaches the age of 70 other than by his voluntary action, his death or discharge for fraudulent actions. No payments will be made to Mr. Sklut under this agreement in the event his employment is terminated as a result of his voluntary resignation or discharge by the Company for fraudulent actions.

          The Company is a party to a trust agreement under which the Company has agreed to maintain, and pay all premiums on, a life insurance policy and an annuity contract on Mr. Sklut. The trust owns and is the beneficiary under both the life insurance policy and annuity contract, and the trustee has agreed to use the cash surrender value or proceeds, as the case may be, to make the required payments under the deferred compensation agreement. In the event the available funds are not adequate to make such required payments, the deficiency will be paid by the Company to Mr. Sklut, and in the event such funds exceed the required payments, such excess will be paid by the trustee to the Company. Management believes that the cash surrender value or the proceeds, as the case may be, are adequate to fund the required payments to Mr. Sklut under the deferred compensation agreement. The Company paid aggregate premiums of $40,131 in each of fiscal 1994 and 1995 and $50,131 in fiscal 1996 on the life insurance policy and annuity contract.

          Pursuant to the Company's Nonqualified Stock Option Plan, the Stock Option Committee of the Board of Directors (which administers such plan) may, in its discretion, and in accordance with the terms of such plan, in the event of a change in control as defined therein, accelerate the exercisability of, and authorize cash settlement payments in respect of, outstanding options under such plan.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

          The Company's compensation program for its executive officers is administered by the Compensation Committee and the Stock Option Committee of the Company's Board of Directors. The present members of each of these committees are Mr. Berkowitz, Mr. Gorelick and Mr. Lea. Mr. Berkowitz is the Chairman of the Compensation Committee and Mr. Gorelick is the Chairman of the Stock
Option Committee. None of these committee members has ever been an officer or employee of the Company.

Compensation Policy

          The present compensation policies of the Compensation Committee and the Stock Option Committee regarding executive officer compensation are designed principally to (i) motivate the Company's executive officers to improve the measure of the Company's financial performance selected by the Compensation Committee, as well as stockholder return on the Common Stock, and (ii) establish a relationship between executive officer compensation on the one hand and such Company performance and stockholder return on the other hand. These two committees, in implementing these policies, provide the Company's executive officers, in addition to base salaries, short-term and long-term incentive opportunities, consisting of annual cash bonuses based on the selected measure of the Company's financial performance and options granted under the Company's stock option plans, respectively. The Compensation Committee believes that the Company's Executive Bonus Plan described below motivates executive officers to improve such financial performance and the Stock Option Committee believes that the Company's stock option plans described below motivate the executive officers to improve the stockholder return on the Common Stock.

          The Compensation Committee has reviewed its compensation policies with respect to the Company's executive officers and determined that Section 162(m) of the Internal Revenue Code of 1986, as amended, should have no impact on such policies in fiscal 1997, since no executive officer is expected to receive compensation in such fiscal year in excess of the $1.0 million threshold.
Section 162(m) limits a company's ability to deduct annual compensation in excess of $1.0 million.

Base Salaries

          Prior to November, 1995, at which time Mr. Sklut's base salary was increased as discussed below, base salaries for the Company's executive officers had not been significantly increased since fiscal 1991, although the annual incentive compensation of the Company's executive officers has varied substantially from year to year during this period. Even though the Company's results of operations in fiscal 1996 were disappointing, the Committee increased the annual base salary of Mr. Sklut from $98,000 to $115,000 effective November 1995 due to the fact that Mr. Sklut's salary had not been increased significantly since fiscal 1991. Mr. Speizman's base salary has not been significantly increased since fiscal 1991.

Annual Incentive Opportunities - Executive Bonus Plan


          The Compensation Committee believes that the compensation of the Company's executive officers should be significantly influenced by the Company's financial performance and that the Company's consolidated income before taxes and before executive officer bonuses is an appropriate measure of such financial performance for purposes of executive officer incentive compensation determinations because it most nearly reflects the results of the diverse responsibilities and efforts of the Company's executive officers. The Compensation Committee further believes that providing significant opportunities for incentive compensation based on increases in such income focuses management's attention on this measure of the Company's financial performance. Accordingly, in fiscal 1991, the Board of Directors adopted the Company's Executive Bonus Plan. The Compensation Committee approved the continuation of this plan for fiscal 1996. Under this plan, the Company's President and Vice President-Finance receive cash bonuses equal to 5% and 1%, respectively, of the first $1.0 million of the Company's consolidated income before taxes and before executive officer bonuses, and 10% and 2%, respectively, of such income over $1.0 million. No such bonuses are payable under this plan to the extent that their accrual would decrease the Company's income before taxes to less than $500,000. Due to the Company's results, no bonuses were payable under this plan in fiscal 1996.

Long-Term Incentive Opportunities - Stock Option Plans

          To encourage a long-term focus by executive officers, the Company provides incentives through its 1991 Incentive Stock Option Plan (the "1991 Plan") and Nonqualified Stock Option Plan (the "Plan"). Both of these plans are administered by the Stock Option Committee of the Board of Directors. The exercise price of the options granted to executive officers to date has been the fair market value of the Common Stock on the date of grant (or 110% of such value for incentive stock options granted to Mr. Speizman under the 1991 Plan) and such options granted become exercisable in cumulative increments of 20%, 50%, 80% and 100% on the first, second, third and fourth anniversaries of the date of grant, respectively. As a result, the value of the options granted depends on stock price appreciation. The Board of Directors believes that use of such equity-based incentives reinforces the identification of management with the longer term interests of the Company's stockholders and motivates management to improve the Company's performance. In fiscal 1996, the Stock Option
Committee granted options to purchase 91,663 and 14,500 shares of Common Stock to Mr. Speizman and Mr. Sklut, respectively. The number of shares of Common Stock subject to the option granted to each such executive officer was based on the Committee's assessment, on a subjective basis, of each officer's relative contribution to, and efforts on behalf of, the Company and the impact of such contributions and efforts on the Company's results. The Committee did not consider the size of previous option grants and the number of shares of Common Stock subject to options held by each such executive officer. The Committee does not have a specific time during the year when it grants options.

President

          For fiscal 1996, the Company paid Mr. Speizman, President, $245,000 as his annual base salary. Mr. Speizman's base salary has not been significantly increased since fiscal 1991. Due to the Company's results, Mr. Speizman did not receive a cash bonus under the Company's Executive Bonus Plan for fiscal 1996. The Stock Option Committee granted options to purchase an aggregate of 91,663 shares of Common Stock to Mr. Speizman in fiscal 1996 based on the reasons set forth above.

           COMPENSATION COMMITTEE             STOCK OPTION COMMITTEE
           -----------------------            -----------------------
           STEVEN P. BERKOWITZ, Chairman      STEVEN P. BERKOWITZ
           WILLIAM GORELICK                   WILLIAM GORELICK, Chairman
           SCOTT C. LEA                       SCOTT C. LEA

                          COMPARATIVE PERFORMANCE GRAPH

          The graph set forth below compares the cumulative total stockholder return on the Common Stock for the Company's last five fiscal years with the cumulative total return of companies listed on the CRSP Total Return Index for Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and of the companies named below, including the Company, with the Standard Industrial Classification code 508, Wholesale Trade - Machinery, equipment and supplies that were included in the CRSP Index for NASDAQ Stocks (U.S. and Foreign Companies) at any time during the five-year measurement period (the "Peer Group Index"). The comparison assumes the investment of $100 in the Common Stock, in the Nasdaq Market Index and in the Peer Group Index on June 29, 1991 and the reinvestment of all dividends (the Company paid no dividends during the periods shown). The stockholder return of each of the companies in the Peer Group Index has been weighted according to market capitalization at the beginning of each measurement period.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                         AMONG SPEIZMAN INDUSTRIES, INC,

                    NASDAQ MARKET INDEX AND PEER GROUP INDEX
                         JUNE 29, 1991 TO JUNE 29, 1996

Symbol          Index Description        6/29/91     6/27/92      7/03/93      7/02/94     7/01/95     6/29/96
(Square)    Speizman Industries, Inc.      100         400         1,433        1,133         683         600
(Line)         Nasdaq Market Index         100         117           151          153         204         261
(Diamond)       Peer Group Index           100         106           165          173         160         170

NOTE: Since the Company's fiscal year-end is not a trading day, the preceding trading day was used for purposes of calculating the performance graph.

          The Peer Group Index consists of the following companies: AGCO Corp., Abatix Environmental Corp., AERO Systems, Inc., Bernstein/Leibstone Associates, Inc., Bio-Logic Systems Corp., Cedar Group, Inc., China Resources Development, Inc., Computer Telephone Corp., Conseco Industries, Ltd., Consolidated Stainless, Inc., Dataflex Corp., Ezcony Interamerica, Inc., Hi-Rise Recycling Systems, Inc., Hirsch International Corp., IIC Industries, Inc., Industrial Holdings, Inc., Information Solutions, Inc., International Airline Support Group, Inc., International Container Systems, Inc., Jayark Corp., Kellstrom Industries, Inc., Lawson Products, Inc., Micro Bio-Medics, Inc., Micros-to-Mainframes, Inc., Nyer Medical Group, Inc., Oce-van der Grinten N.V., Officeland, Inc., Omni U.S.A., Inc., Omnicorp Limited, Orthomet, Inc., PerfectData, Inc., Quality Systems, Inc., RSI Holdings, Inc., Robec, Inc., Speizman Industries, Inc., Stewart & Stevenson Services, Inc., Strategic Distribution Inc., Tech Data Corp., Transnet Corp. and The W.W. Williams Company.

          The Common Stock has been listed on The Nasdaq Stock Market since January 24, 1992. Prior to January 24, 1992, it was quoted over-the-counter in the "pink sheets" of the National Daily Quotation System published by the National Quotation Bureau, Inc. As a result, the relevance of the comparison of the stockholder return on the Common Stock to that of the companies listed on the Nasdaq Market Index may be limited for the periods prior to January 24, 1992. With regard to the Peer Group Index, the capital stock of the Company's direct competitors is not publicly traded. As a result, there is no publicly available information concerning the total stockholder return for such competitors and they are not included in the Peer Group Index.

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee and Stock Option Committee on Executive Compensation and the Comparative Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company leases its headquarters in Charlotte, North Carolina from a partnership owned by Robert S. Speizman and Lawrence J. Speizman, Robert S. Speizman's brother, under a lease agreement entered into in 1990 that originally extended to March 1995. This lease agreement was amended in April 1995 to extend the lease agreement to March 1996 and was amended again in April 1996 to extend the lease agreement to March 1998. The building in which the headquarters are located is approximately 89,000 square feet. The Company paid rent of approximately $25,960 per month from April 1995 to March 1996 and paid or will pay rent of $29,669 per month from April 1996 to March 1998. The Company is required to bear the cost of taxes ($12,128 for fiscal 1996), maintenance and insurance on the building.

          The Company and Robert S. Speizman are parties to a redemption agreement dated May 31, 1974, as amended, that provides for the Company's redemption of the Common Stock owned by Mr. Speizman at his death. The agreement gives to Mr. Speizman's legal representatives the option, for a two-year period following his death, to require the Company to purchase such Common Stock at 95% of its "fair market value," as defined in the agreement, provided that the aggregate purchase price paid for Mr. Speizman's Common Stock may not exceed the excess of the proceeds of certain life insurance policies obtained by the Company remaining after repayment of any loans obtained by the Company under such insurance policies. Prior to September 1994, this agreement provided for the deduction of additional amounts from the proceeds of such life insurance policies prior to any redemption of Mr. Speizman's Common Stock thereunder relating to, among other things, management transition as a result of Mr. Speizman's death ($200,000) and payment of amounts owed by the Company to Mr. Speizman. The redemption agreement was amended in September 1994 principally to eliminate such provisions. The agreement provides that the Company will maintain life insurance on Mr. Speizman's life in the aggregate amount of $1.15 million to fund its obligations thereunder. The Company paid aggregate premiums of approximately $23,000 in fiscal 1996 on these life insurance policies and, as of June 29, 1996, had no loans under any such policy.

          From time to time during fiscal 1996, the Company paid certain personal expenses on behalf of Robert S. Speizman and Bryan D. Speizman and Mark
A. Speizman, sons of Mr. Speizman who are employees of the Company. Amounts owed to the Company under these arrangements bear interest at 7%. During fiscal 1996, the largest aggregate amount of such indebtedness outstanding was $198,699 in April 1996 ($182,085 of which was owed by Mr. Speizman and the remainder of which was owed by Bryan and Mark Speizman). As of June 29, 1996, the aggregate amount of such indebtedness, including accrued interest, was $188,696 ($177,618 of which was owed by Mr. Speizman and the remainder of which was owed by Bryan and Mark Speizman). Mr. Speizman repays his indebtedness through bi-weekly payroll deductions of $1,058 and additional cash payments from time to time in varying amounts. Bryan and Mark Speizman repay this indebtedness through monthly payroll deductions of $1,208 and $733, respectively, and additional cash payments from time to time in varying amounts. The Company anticipates that such arrangements will continue in fiscal 1997.


               APPROVAL OF AMENDMENTS TO SPEIZMAN INDUSTRIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN

AMENDMENTS TO THE PLAN


          On October 4, 1996, the Board of Directors amended the Company's Nonqualified Stock Option Plan (the "Plan") to increase the maximum number of shares of Common Stock that may be issued thereunder from 145,000 to 290,000, subject to the approval of the stockholders. The Board of Directors also amended the Plan to make certain changes to the Plan in accordance with recent amendments to Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As a result of such amendments, the definition of a "disinterested person" has been removed from Rule 16b-3 and the amended rule now exempts from Section 16(b) of the Securities Exchange Act of 1934, as amended, any transaction involving a grant from the issuer if the transaction is approved by the board of directors or by a committee of the board of directors composed solely of two (2) or more "non-employee directors," as such term is defined in the amended rule. With the exception of the increase in the maximum number of shares issuable under the Plan and the change of references from "Disinterested Persons" to "Non-Employee Directors," the provisions of the Plan, as amended, are unchanged. These amendments to the Plan are being submitted to the stockholders at the Meeting for their approval.

          The amendment to the Plan increasing the number of shares of Common Stock that may be issued thereunder is necessary to enable the continued use of the Plan for its stated purposes. As of September 30, 1996, only 14,500 shares of Common Stock remained available for issuance under the Plan, an amount that the Board of Directors believes is insufficient for such continued use. Shares have been used under the Plan to date to grant nonqualified stock options principally to Mr. Speizman and two of his sons, both of whom are employees of the Company, as well as to Mr. Sklut. The Company believes that the Plan as it has been implemented to date has been of benefit to the Company and its stockholders and that by providing or increasing key employees' proprietary interest in the Company it has also increased their personal interest in the Company's success. The Company further believes that the best interest of the Company and its stockholders will be served if the Company is in a position to continue to offer equity-based compensation to its key employees and others. The ability to offer stock through options has been and will continue to be a necessary and beneficial method by which the Company can retain the services of employees. The Board of Directors believes that equity-based compensation awards create this incentive by providing the recipient with an opportunity to acquire or increase a proprietary interest in the Company and thereby providing a means to participate in the future growth of the Company.

BENEFITS UNDER THE PLAN

          The following table sets forth certain information concerning options that are outstanding under the Plan as of September 30, 1996. No option has been granted under the Plan to date to any non-employee director of the Company.

                                NEW PLAN BENEFITS

                            SPEIZMAN INDUSTRIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN


                                             DOLLAR        NUMBER OF
NAME AND POSITION                            VALUE (1)     NQSOS (2)
-----------------                            ---------     ---------
Robert S. Speizman
  President...............................    91,438       38,500
Josef Sklut
  Vice President - Finance................    34,437       14,500
Executive Group...........................   125,875       53,000
Non-Executive Officer Employee Group(3)...   184,063       77,500

-----------------

(1) Represents the excess of the fair market value of the Common Stock on September 30, 1996 of $5.375 per share over the exercise price of the option multiplied by the number of shares of Common Stock subject to such option.

(2)   The weighted average exercise price of such options is $3.00.

(3) Includes options to purchase an aggregate of 72,500 shares of Common Stock granted two of Mr. Speizman's sons, both of whom are employees of the Company.

          No determination has been made with respect to any awards which may be made under the Plan in the future. Such future awards will be determined in accordance with the terms of the Plan, which are described below. Consequently, it is not possible to determine the benefits or amounts that will be received by or allocated to any executive officers or employees of the Company or other persons pursuant to the Plan in the future. However, the Company anticipates that it will continue, as it has in the past, to award equity-based compensation principally to the employees of the Company most directly responsible for the Company's net revenues. In 1996, these employees were Mr. Speizman and two of his sons, Bryan Speizman and Mark Speizman.

DESCRIPTION OF PLAN

          The following description of the Plan is merely a summary of some of its terms and provisions, is not intended to be a complete description of the Plan, and is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained, without charge, upon written or oral request by contacting the President, 508 West Fifth Street, Charlotte, North Carolina 28231. If any part of the description of the Plan contained herein states anything different from the formal legal documents governing the Plan, the formal legal Plan documents will be considered correct.

          The Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

Nature and Purpose

          The Plan provides for the grant of nonqualified stock options and is designed, for the benefit of the Company, to attract and retain for the Company personnel of exceptional ability, to motivate such personnel through added incentives to make a maximum contribution to greater profitability, to develop and maintain a highly competent management team and to be competitive with other companies with respect to executive compensation.

Administration

          The Plan is administered by the Stock Option Committee or such other committee as may be appointed by the Board of Directors to administer the Plan. Members of the Stock Option Committee, or such other committee, are appointed by the Board of Directors from among its members who are "non-employee directors" as required under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to serve at the pleasure of the Board of Directors, and may be removed by the Board of Directors in its discretion. The Stock Option Committee has the exclusive right to interpret, construe, and administer the Plan and to select the persons eligible to receive awards. The Stock Option Committee will determine the number of shares of Common Stock subject to an option granted under the Plan and the form, terms, conditions and duration of each option. The Stock Option Committee's decisions will be conclusive, final and binding upon all parties.

          The Stock Option Committee is given broad discretion under the Plan to make adjustments to options outstanding under the Plan upon any extraordinary event affecting the Company or its financial condition or performance, including, for example, a recapitalization or merger transaction or a change in control or potential change in control of the Company. See " -- Securities to be Offered" and " -- Effects of Change in Control" below.

          In addition, the Stock Option Committee has full power and authority to determine whether, to what extent and under what circumstances any option under the Plan may be canceled or suspended.

Securities to be Offered

          The Company was originally authorized to issue up to 145,000 shares of Common Stock under the Plan. Under the Plan as amended, the Company will be authorized to issue up to 290,000 shares of Common Stock. The Common Stock subject to an option under the Plan will be made available from the authorized and unissued shares of Common Stock. The last sale price of the Common Stock on September 30, 1996 as reported on The Nasdaq Stock Market was $5.375 per share.

          To the extent any shares of Common Stock subject to options under the Plan are not delivered or purchased, or are reacquired by the Company, such shares will not be charged against the aggregate number of shares available for options under the Plan and may again be granted under the Plan. This would occur, for example, upon the termination, expiration, or cancellation of an option.

          Proportionate and equitable adjustments will be made by the Stock Option Committee upon the occurrence of certain events that result in changes in the outstanding shares of Common Stock of the Company or that result in exchanges of shares of Common Stock for a different number or class of Common Stock or other securities of the Company or another corporation. These events include without limitation a reorganization or recapitalization of the Company or reclassification of its shares, stock split-up, stock dividend, or consolidation of shares of Common Stock of the Company, merger, consolidation, or sale of assets of the Company, or any distribution to stockholders other than a cash dividend. Under such circumstances, adjustments may be made by the Stock Option Committee in the limitation on the aggregate number of shares of Common Stock that may be awarded under the Plan, the number and class of shares that may be subject to an option, the purchase price for shares of Common Stock under outstanding options under the Plan and the terms, conditions, or restrictions of any option or agreement evidencing an option, including the price payable for the acquisition of Common Stock.

          The Stock Option Committee is also authorized to make adjustments in performance-based criteria or in the terms and conditions of options under the Plan in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations, or accounting principles. The Stock Option Committee may also correct any defects or omissions or reconcile any inconsistencies in the Plan or any agreement evidencing an option under the Plan in the manner and to the extent it shall deem desirable to carry it into effect. Moreover, the Stock Option Committee may, in its discretion, make such adjustments in the terms of options under the Plan as it deems appropriate if the Company assumes any outstanding employee benefit awards or the right or obligation to grant future such options in connection with the acquisition of any other entity.

Eligible Participants

          The Stock Option Committee has the exclusive right to determine those persons eligible to participate in the Plan and shall select the persons eligible to receive awards. Subject to the foregoing, any employee of the Company, as well as any other person, including directors, may participate in the Plan if the Stock Option Committee determines such participation is in the best interest of the Company, subject to any limitations as may be provided by applicable law or the Stock Option Committee. As of September 30, 1996, the Company had approximately 89 full-time employees, 1 part-time employee and three directors who are not also employees of the Company.

Award Agreements

          Each option granted will be evidenced by a written agreement setting forth the terms and conditions of the option. Each such agreement will also be subject to and incorporate the applicable terms and conditions of the Plan and any other terms and conditions, not inconsistent with the Plan, required by the Stock Option Committee.

Nonqualified Stock Options

          The options that may be granted under the Plan are nonqualified stock options. The Company may grant such options to eligible participants to purchase shares of Common Stock at such time or times as determined by the Stock Option Committee.

          The exercise price of an option under the Plan will be as established by the Stock Option Committee in the agreement evidencing the award. Such exercise price will not be limited under the Plan and may be less than 100% of the fair market value at the time of grant. Thus, discounted stock options providing for an exercise price of less than the fair market value of the Stock at the date of the award may be granted as options under the Plan.

          An option under the Plan will be exercisable in full or in part from time to time as specified by the Stock Option Committee or in the corresponding award agreement. Upon termination of employment of the optionee, the option will lapse and cease to be exercisable three months following such termination of employment.

          An option may also be subject to such other terms and conditions, not inconsistent with the Plan, as determined by the Stock Option Committee and specified in the award agreement.

Effects of Change in Control

          The Stock Option Committee is granted broad discretion under the Plan to deal with options under the Plan upon an acceleration event, which will be deemed to occur in the event of a change in control or a potential change in control of the Company, as defined in the Plan. For these purposes, a "change in control" will be deemed to have occurred if (a) any person, including a group, but not the Company or any subsidiary or employee benefit plan thereof, makes a tender or exchange offer for shares of the Stock pursuant to which any shares of the Stock are purchased, or such person, together with its affiliates and associates, becomes the beneficial owner of at least 20% of the Stock, or (b) the stockholders of the Company approve a definitive agreement or plan to merge the Company with or into another corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Company, or (c) during any period of 24 consecutive months the incumbent directors at the beginning of such period cease for any reason other than death to constitute at least a majority of the Board of Directors, provided that a director will be deemed to be an incumbent director if such director, although not a director at the beginning of such 24-month period, was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors then qualified as incumbent directors. A "potential change in control" is defined in the Plan to mean (y) the approval by stockholders of the Company of an agreement by the Company, the consummation of which would result in a change in control of the Company, as described above, or (z) the acquisition of direct or indirect beneficial ownership by any person (as described above) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a potential change in control of the Company has occurred for the purposes of the Plan. A "Board-approved change in control" will be deemed to have occurred if the offer, acquisition, or transaction in question is approved by a majority of the directors serving as members of the Board of Directors at the time of the potential change in control or change in control.

          Upon the occurrence of an acceleration event, the Stock Option Committee will be authorized to take such action as it determines to be necessary or advisable, and fair and equitable to participants, with respect to options under the Plan. The Stock Option Committee's action may include without limitation, establishing, amending or waiving the forms, terms, conditions, and duration of an option and the corresponding award agreement, so as to provide for earlier, later, extended, or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment and accelerated release of restrictions, or other modifications.

          Upon the occurrence of an acceleration event, the Stock Option Committee in its discretion may declare any and all then outstanding options not previously exercisable and vested as immediately exercisable and fully vested, in whole or in part. In the event of a change in control, the Stock Option Committee in its discretion may cash out the value of all outstanding options in each case to the extent vested, on the basis of the change in control price as of the date such change in control or such potential change in control is determined to have occurred or such other date as the Stock Option Committee may determine prior to the change in control, less the option price (as established in the corresponding Award Agreement). For this purpose, "change in control price" means the highest price per share of the Common Stock paid in any transaction reported on any exchange on which the Common Stock is traded or on The Nasdaq Stock Market if the Common Stock is then traded thereon, or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the 60-day period immediately preceding, the occurrence of the change in control, or, where applicable, the occurrence of the potential change in control event, in each case as determined by the Stock Option Committee.

Amendment and Termination

          The Plan will continue in effect until terminated by the Company as provided in the Plan.

          Upon the recommendation of the Stock Option Committee, or otherwise, the Board of Directors may amend the Plan. To the extent required by Rule 16b-3 under the Exchange Act, no amendment to the Plan may be made without approval by the Company's stockholders that would make certain changes, including altering the group of persons eligible to participate in the Plan, increasing the maximum number of shares of Common Stock available for options under the Plan (except as otherwise provided in the Plan), limiting or restricting the powers of the Stock Option Committee in administering the Plan, materially increasing the benefits accruing to participants under the Plan, materially modifying the requirements of eligibility for participation in the Plan or changing the amendment provisions of the Plan.

          Notwithstanding the foregoing, no amendment to or discontinuation of the Plan or any provision thereof may adversely affect any option previously granted to a participant under the Plan, without the written consent of such participant. The Stock Option Committee is empowered to determine whether an amendment or discontinuation adversely affects any existing award. Notwithstanding the foregoing, the Stock Option Committee retains the power to annul any award if the participant is terminated for cause as determined by the Stock Option Committee and provide for the forfeiture of shares of Common Stock or other gain under an award as determined by the Stock Option Committee for competing against the Company. If an acceleration event (change in control or potential change in control) has occurred, no amendment or termination will impair the rights of any person with respect to an outstanding award as discussed under "Effects of Change in Control" above.

RESALE RESTRICTIONS

          Resale restrictions on shares of Common Stock purchased under the Plan may be imposed by virtue of the provisions of the Plan and the applicable award agreement and/or by application of federal and state securities laws.

TAX EFFECTS

          Options granted under the Plan will be treated as nonqualified stock options for federal income tax purposes. The following discussion of the federal income tax consequences of options granted under the Plan is intended only as a summary of the present federal income tax treatment of options under the Plan. The federal income tax laws pertaining to the Plan are highly technical, and such laws are subject to change at any time. Some variations on the federal income tax effects of Plan participation described below may occur with respect to participation by persons subject to
Section 16(b) of the Exchange Act.

          Under the Code, an optionee granted an option under the Plan will realize no taxable income upon receipt of the option but will be deemed to have realized ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of the exercise of the option over the option price paid.

          The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his option. The Company is required to withhold tax on the amount of income realized by the optionee upon exercise of the option.

          An optionee's tax basis in shares acquired upon the exercise of an option will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the option. Upon any sale of such shares of Common Stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be short-term or long-term capital gain or loss, depending on whether the shares have been held for more than the long-term capital gain holding period. In general, when an option is exercised by the exchange of previously acquired stock, the optionee receives a tax-free exchange and basis carryover for old shares for an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the option, plus any amount of cash paid by the optionee upon the exercise of the option.

          The Plan authorizes the acceleration of the exercisability and vesting of options in the event of a change in control or potential change in control of the Company, as defined in the Plan. Such acceleration may give rise to "parachute payments" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSED AMENDMENTS TO THE PLAN.

           PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE
                           THE AUTHORIZED COMMON STOCK


GENERAL

          On October 4, 1996, the Board of Directors approved a proposed amendment (the "Certificate Amendment") to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 20,000,000 from 6,000,000, and directed that the Certificate Amendment be submitted to the stockholders of the Company at the Meeting for their adoption. The Certificate Amendment would amend subparagraph (A) of Article Fourth of the Certificate of Incorporation to read as follows:

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,025,000, of which 25,000 shares shall be Preferred Stock, par value $100 per share (hereinafter the "Preferred Stock"), and 20,000,000 shares shall be Common Stock, par value $0.10 per share (hereinafter the "Common Stock").

          The reasons of the Board of Directors for proposing the Certificate Amendment and other information relevant to this proposal are discussed below.


          The stockholders are being asked to approve the Certificate Amendment. The authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or rules of The Nasdaq Stock Market require stockholder approval.

PURPOSE AND EFFECT OF THE AMENDMENT

          The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense and delay of a special meeting of stockholders. The Board of Directors believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board of Directors in the future. For example, such shares may be issued in the event the Board of Directors determines that it is necessary or appropriate to permit a future stock dividend or stock split, to raise additional capital, to acquire another corporation or its business or assets, to establish a strategic relationship with a corporate partner or to issue shares under management incentive or employee benefit plans. The Board of Directors has not authorized or taken any action with respect to the issuance of any such shares and has no present agreement, arrangement or understanding with respect to the issuance of any such shares. The Board of the Board of Directors does not intend to authorize the issuance of any such shares except upon terms the Board of the Board of Directors deems to be in the best interests of the Company.


          If the Certificate Amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or the rules of The Nasdaq Stock Market. The increase in authorized Common Stock will not have any immediate effect on the rights of the existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. Holders of the Company's securities have no statutory preemptive rights with respect to issuances of Common Stock.

          The Company last increased the number of authorized shares of Common Stock in February 1993 from 3,000,000 to 6,000,000.

          Of the 6,000,000 currently authorized shares of Common Stock, 3,262,866 shares were issued and outstanding as of September 30, 1996 and an aggregate of 348,592 shares of Common Stock were reserved for issuance as follows: 334,092 shares were reserved for issuance upon exercise of outstanding options and 14,500 shares were reserved for future grants under the Company's Nonqualified Stock Option Plan.

          The Company intends to apply to the The Nasdaq Stock Market for the listing of any additional shares of Common Stock if and when such shares are to be issued.

POTENTIAL ANTI-TAKEOVER EFFECT

          The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-of-control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change-of-control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than 10% of the outstanding shares of the Company's Common Stock file with the Securities and Exchange Commission certain reports relating to their ownership of Common Stock and changes in such ownership. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1996, all such Section 16(a) filing requirements were complied with, except that Mr. Speizman and Mr. Sklut each inadvertently failed to report one transaction (an option grant) in fiscal 1995. Each such executive officer reported such transaction on a Form 5 for fiscal 1996.

                      RATIFICATION OF INDEPENDENT AUDITORS

          The Board of Directors, upon the recommendation of the Audit Committee, has reappointed, subject to stockholder ratification, the firm of BDO Seidman, LLP as the Company's independent certified public accountants for fiscal 1997. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will reconsider its appointment upon the recommendation of the Audit Committee.

          A representative of BDO Seidman, LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate stockholder questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP.

                          DATE FOR RECEIPT OF PROPOSALS

          In order for stockholder proposals to be included in the proxy materials for the Company's annual meeting of stockholders for the year ending June 28, 1997, any such proposal must be received by the Company at its executive offices not later than June 23, 1997 and meet all other applicable requirements for inclusion therein.

                                 OTHER BUSINESS

          The Board of Directors is not aware of any other matter to come before the Meeting. However, if any such matter does come before the Meeting which requires a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote the shares of Common Stock represented thereby in accordance with the recommendations of the Company's management and their judgment on such matter.

                           ANNUAL REPORT ON FORM 10-K

          A copy of the Company's Annual Report on Form 10-K for the year ended June 29, 1996 will be provided free of charge to stockholders upon written request directed to: Speizman Industries, Inc., 508 West Fifth Street, Charlotte, North Carolina 28202, Attention: Josef Sklut, Secretary.

                                   By order of the Board of Directors,

                                   JOSEF SKLUT
                                   Secretary



Charlotte, North Carolina
October 21, 1996

*******************************************************************************



                                   APPENDIX

                            SPEIZMAN INDUSTRIES, INC.

                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE

                            HELD ON NOVEMBER 19, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned hereby appoints Robert S. Speizman and Josef Sklut, and each of them, as attorneys and proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of Speizman Industries, Inc. (the "Company") held of record by the undersigned on September 30, 1996, at the Annual Meeting of Stockholders of the Company to be held on November 19, 1996 at 11:00 a.m. at the offices of the Company, 508 West Fifth Street, Charlotte, North Carolina, or any adjournment thereof. The undersigned hereby directs that such shares be voted as follows:

1. ELECTION OF DIRECTORS: [ ] FOR All Nominees [ ] WITHHOLD Authority       [ ]WITHHOLD Authority To Vote For
                              Listed Below         To Vote For All Nominees    Those Nominees Written in the Space
                                                                               Provided Below; and FOR All Other
                                                                               Nominees

NOMINEES: Robert S. Speizman, Josef Sklut, Steven P. Berkowitz, William Gorelick and Scott C. Lea.

INSTRUCTION - To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. Approval of amendments to the Speizman Industries, Inc. Nonqualified Stock Option Plan (the "Plan") to increase the maximum number of shares of the Company's Common Stock, par value $0.10 per share, available for issuance thereunder from 145,000 to 290,000 and to make certain other changes to the Plan in accordance with recent amendments to Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

               FOR [ ]            AGAINST [ ]              ABSTAIN [ ]

3. Adoption of amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of the Company's Common Stock, par value $0.10 per share, from 6,000,000 to 20,000,000.

               FOR [ ]            AGAINST [ ]              ABSTAIN [ ]

4. Ratification of the appointment of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 28, 1997.

               FOR [ ]            AGAINST [ ]              ABSTAIN [ ]

5. The proxies are authorized to vote the shares represented by this proxy in accordance with their judgment on such other business as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN
ITEM 1 AND FOR ITEMS 2, 3 AND 4.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person.

                                               DATED:_____________________, 1996

                                               _________________________________
                                               Signature
                                               _________________________________
                                               Signature if held jointly

           PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE